SEAGULL ENERGY CORPORATION
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                              MEMBERSHIP AGREEMENT

         WHEREAS, JAMES T. HACKETT ("Employee") has been selected as eligible to become a Member of the SEAGULL ENERGY CORPORATION EXECUTIVE SUPPLEMENT RETIREMENT PLAN (the "Plan"); and

         WHEREAS, the Plan provides that each Member shall execute a Membership Agreement setting forth the terms and conditions of his membership; and

         WHEREAS, Employee desires to become a Member of the Plan on the terms and conditions set forth therein, in the Employment Agreement between the Company and Employee (the "Employment Agreement"), and in this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Employee agrees to become a Member of the Plan, effective as of September 16, 1998.

         2. For purposes of Section 1.01(5) of the Plan, Employee's considered period shall be his last thirty-six consecutive months of employment or, if less, all of his completed months of employment.

         3. For purposes of Section 1.01(8) of the Plan, Employee's Compensation shall include (a) "deemed salary" equal to the base salary that Employee would have received if he had not received an option to purchase common stock of the Company in lieu of such salary pursuant to paragraph 3.1 of the Employment Agreement and (b) Employee's annual bonus under the Seagull Energy Corporation Executive Incentive Plan (or any successor thereto).

         4. Employee's Applicable Percentage under the Plan shall be 50%.

         5. Employee's Vested Interest in his benefit under the Plan shall be determined in accordance with the following Vesting Schedule:

                                                                 Vested Interest

         Prior to September 16, 1999                                   50%
         As of September 16, 1999*                                     60%
         As of September 16, 2000*                                     70%
         As of September 16, 2001*                                     80%
         As of September 16, 2002*                                     90%
         As of September 16, 2003*                                    100%

         *provided  that  Employee  is  employed by Company on such date and has
         been  so  employed  by  Company  on  a  full-time   basis   during  the
         twelve-month period immediately preceding such date.

Notwithstanding the foregoing, Employee's Vested Interest in his benefit under the Plan shall be 100% in the event of his Involuntary Termination (as such term is defined in the Severance Agreement between the Company and Employee (the "Severance Agreement")) within two years after the date upon which a Change of Control (as such term is defined in the Severance Agreement) occurs.

         6. Section 5.02 of the Plan shall not apply with respect to Employee.

         EXECUTED this 4th day of November, 1998.

                                            SEAGULL ENERGY CORPORATION

                                            By:    /s/ William L. Transier
                                            Name:  William L. Transier
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                                    EMPLOYEE

                                            /s/ James T. Hackett
                                            James T. Hackett
VEHOU02:121810.1

                                       -2-